UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 29, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Notice is hereby given (“This Notice”) pursuant to Section 228(e) of the Delaware General Corporation Law and acts as prompt notice to all stockholders of actions described below taken by less than unanimous written consent. No action is required by any shareholder as a result of This Notice.

On March 29, 2023 by action of unanimous consent of stockholders having a supermajority of all securities of the Corporation eligible to vote, the Company enacted several resolutions, as set forth in exhibit 99.1 hereto (the “Resolutions”). One of these resolutions was to change the name of the Corporation to ARtelligence Holdings Inc. The Resolution to change the name of the Corporation to ARtelligence Holdings Inc was filed with the Secretary of State of the State of Delaware on April 6, 2023, to be effective upon filing. It is not necessary for any shareholders of the Company to surrender or exchange any stock certificates as a result of the change of the name of the Corporation.

In addition, and among other things, the Resolutions authorize the Company to conduct stock splits and reverse stock splits and to  take whatever actions are deemed by the Board of Directors to be of financial necessity to the Corporation for the benefit of all shareholders.

The above summary of the Resolutions is incomplete and is qualified in its entirety by the Resolutions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	March 29, 2023 Resolutions by Action of Unanimous Consent of Stockholders

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: April 4, 2023	By:	/s/ David LaMountain
David LaMountain
CEO

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